                                                                   EXHIBIT 10.13
                                 MP3.COM, INC.

                           STOCK RESTRICTION AGREEMENT

        THIS STOCK RESTRICTION AGREEMENT is made as of January 21, 1999 in San Diego, California, between MP3.COM, INC., a Delaware corporation (the "Company"), and MICHAEL ROBERTSON (the "Stockholder").

        WHEREAS, the Stockholder is the beneficial owner of the number of shares of the Company's Common Stock listed on EXHIBIT A attached hereto (the "Restricted Stock"); and

        WHEREAS, the Stockholder and the Company acknowledge that they are entering into this Agreement as a condition to the closing of the sale of the Series A Preferred Stock of the Company to those entities listed on Exhibit A to the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and such entities (the "Preferred Stock Purchase Agreement").

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Preferred Stock Purchase Agreement, the parties hereby agree as follows:

        1. REPURCHASE OPTION.

                (a) In the event Stockholder's employment with the Company is terminated (i) voluntarily by the Stockholder or (ii) by the Company "for cause" before all of the shares of Restricted Stock are released from the Company's repurchase option (see Section 2), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (which option may be assigned by the Company pursuant to Section 7(b)) (the "Repurchase Option") for a period of 90 days (or such longer period of time either mutually agreed to by Stockholder and the Company or determined by the Company in good faith to be necessary to avoid the loss of "qualified small business stock" treatment under Section 1202 of the Internal Revenue Code for any stockholder other than Stockholder) from such date to repurchase some or all of the Unreleased Shares (as defined in Section 2) at such time at the original price per share paid by Stockholder for the Restricted Stock (the "Repurchase Price"). In the event Stockholder's employment with the Company is terminated by the Company other than "for cause," all shares of Restricted Stock shall be released from the Repurchase Option and the Repurchase Option shall terminate and be of no further force or effect. Said Repurchase Option shall be exercised by the Company by written notice to Stockholder or Stockholder's executor (with a copy to the Escrow Holder, as defined in Section
3) and, at the Company's option, (i) by delivery to Stockholder or Stockholder's executor with such notice of a check in the amount of the aggregate Repurchase Price for the Restricted Stock being repurchased, or (ii) by cancellation by the Company of an amount of any of Stockholder's indebtedness to the Company equal to the aggregate Repurchase Price for the Restricted Stock being repurchased, or
(iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon



                                       1.

delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Restricted Stock being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of shares of Restricted Stock being repurchased by the Company.

                (b) For the purposes of this Agreement "for cause" shall be limited to the occurrence of any of the following events: (i) an act of dishonesty by Stockholder intended to result in gain or personal enrichment of Stockholder which causes material harm to the reputation of the Company or its affiliates; (ii) Stockholder personally engaging in illegal conduct which causes material harm to the reputation of the Company or its affiliates; (iii) Stockholder being convicted or found liable for a felony, misdemeanor or gross misdemeanor relating to an act of dishonesty or fraud against, or a misappropriation of property belonging to, the Company or its affiliates; (iv) Stockholder's engagement in substance abuse which substantially impairs his ability to perform the duties and obligations of Stockholder's employment or causes material harm to the reputation of the Company; (v) Stockholder personally engaging in any act of moral turpitude that causes material harm to the reputation of the Company; (vi) Stockholder's commencement of employment with another employer while he is an employee of the Company without the prior consent of the Board of Directors; or (vii) Stockholder's incurable material breach of any element of the Company's Proprietary Information and Inventions Agreement, including without limitation, Stockholder's theft or other misappropriation of the Company's proprietary information.

        2. RELEASE OF SHARES OF RESTRICTED STOCK FROM REPURCHASE OPTION.

                (a) The number of shares of Restricted Stock to be released from the Company's Repurchase Option, and the timing thereof, is set forth in a schedule attached hereto as Exhibit B, provided that, as to each incremental period resulting in the release of shares of Restricted Stock from such Repurchase Option, Stockholder's employment with the Company has not been terminated prior to the date of any such release.

                (b) Any of the shares of Restricted Stock which have not yet been released from the Company's Repurchase Option are referred to herein as "Unreleased Shares."

                (c) Shares of Restricted Stock which (i) have been released from the Company's Repurchase Option, (ii) have been paid for in full and (iii) no longer secure shares of Restricted Stock not yet paid for in full, shall be delivered to Stockholder at Stockholder's request.

        3. ESCROW OF SHARES. Certificates representing shares of Restricted Stock shall be held by an escrow holder designated by the Company (the "Escrow Holder"), along with a stock assignment executed by Stockholder in blank in the form attached hereto as Exhibit C, pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit D.

        4. ADJUSTMENT FOR STOCK SPLIT. All references to numbers of shares and the Repurchase Price of shares of Restricted Stock in this Agreement shall be appropriately adjusted



                                       2.

to reflect any stock split, stock dividend or other change in the Restricted Stock which may be made by the Company after the date of this Agreement.

        5. CHANGE-IN-CONTROL. If, from time to time during the term of the Repurchase Option, there is any consolidation, merger or sale of all or substantially all of the assets of the Company, then, in such event, any and all new securities or other property to which Stockholder is entitled by reason of his ownership of Restricted Stock shall be immediately subject to the Repurchase Option and be included in the definition of "Restricted Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of Restricted Stock subject to the Repurchase Option as of the date hereof. While the aggregate Repurchase Price shall remain the same after each such event, the Repurchase Price per share of Restricted Stock shall be appropriately adjusted. Upon the consolidation, merger or sale of all or substantially all of the assets of the Company, the Repurchase Option may be assigned to any successor to the Company, and the Repurchase Option shall then be exercisable if Stockholder does not become or shall cease for any reason to be employed by such successor (or its parent or subsidiaries). In such case, the references herein to the "Company" shall be deemed to refer to such successor.

        6. TAX CONSEQUENCES. Stockholder has reviewed with Stockholder's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Stockholder understands that Stockholder (and not the Company) shall be responsible for Stockholder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

        7. GENERAL PROVISIONS.

                (a) Except for the escrow described in Section 3, no shares of Restricted Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such shares of Restricted Stock from the Company's Repurchase Option in accordance with the provisions of this Agreement.

                (b) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Stockholder under this Agreement may only be assigned with the prior written consent of the Company.

                (c) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

                (d) Subject to the provisions of paragraphs (a) and (c) above, Stockholder (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Restricted Stock.



                                       3.

                (e) Any notice, demand or request required or permitted to be given by either the Company or Stockholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                (f) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                (g) Stockholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                (h) All certificates representing any shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                        (i) The shares represented by this certificate are subject to a repurchase option set forth in an agreement between the corporation and the registered holder, or the registered holder's predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such repurchase option is void without the prior express written consent of the issuer of these shares.

                        (ii) Any other legend required to be placed thereon by the Company's Bylaws or applicable state, federal or foreign securities laws.

                (i) STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY. STOCKHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH STOCKHOLDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE STOCKHOLDER'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

                (j) Stockholder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

                (k) This Agreement and that certain Founders Stock Purchase Agreement dated March 20, 1998 between the Company and the Stockholder (the "Founders Stock Purchase Agreement"), including the Exhibits attached hereto and thereto, constitute the full and entire



                                       4.
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understanding and agreement between the Company and Stockholder with regard to the subject matter hereof and supersede all prior agreements and/or understandings regarding the same. In the event of any conflict between the provisions of this Agreement and the Founders Stock Purchase Agreement, the provisions of this Agreement shall control. This Agreement may not be amended except with the consent of holders of a majority of shares issued pursuant to the Preferred Stock Purchase Agreement. Such holders are intended third party beneficiaries hereof.

                (l) This Agreement shall be governed by and construed in accordance with the laws of the State of California and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that State. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.



                                       5.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


MP3.COM, INC.                               STOCKHOLDER:


By:
   -------------------------------          ------------------------------------
Name:  Robin Richards                       MICHAEL ROBERTSON
Title: President and Chief
       Operating Officer

Address: P.O. Box 910091                    Address: 5437 Panoramic Lane
         San Diego, CA  92191-0091                   San Diego, CA  92121



                                       6.

                                CONSENT OF SPOUSE

        I, _________________________________________, spouse of Michael
Robertson, have read and approve the foregoing Agreement. I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares subject thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _____________, 1999


                                            ------------------------------------

                                    EXHIBIT A

                                RESTRICTED STOCK



NAME                                      NO. OF SHARES OF COMMON STOCK
----                                      -----------------------------
Michael Robertson                                 17,452,500

                                    EXHIBIT B

                      REPURCHASE OPTION -- RELEASE SCHEDULE


The number of shares of Restricted Stock subject to the Company's Repurchase Option shall be released in accordance with the following schedule: six million one hundred eight thousand three hundred seventy-five (6,108,375) shares of Restricted Stock shall be released as of the date hereof; the remainder of the shares of Restricted Stock shall be released on a monthly basis on the 21st day of each month hereafter, commencing on February 21, 1999, at the rate of two hundred thirty-six thousand three hundred thirty-six (236,336) shares per month, except for the last release date, on which two hundred thirty-six thousand three hundred thirty-three (236,333) shares of Restricted Stock shall be released, such that all of the shares of Restricted Stock shall be released from the Company's Repurchase Option as of January 21, 2003.

                                    EXHIBIT C

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, Michael Robertson hereby sells, assigns and transfers unto MP3.COM, INC., a Delaware Corporation (the "Company"), pursuant to the Repurchase Option under that certain Stock Restriction Agreement dated January __, 1999 by and between the undersigned and the Company (the "Agreement"), ____________________ (______) shares of the Company's Common Stock standing in the undersigned's name on the books of the Company represented by Certificate No. __________ and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.


Dated:
      --------------------

                                            ------------------------------------
                                            MICHAEL ROBERTSON

                                    EXHIBIT D

                            JOINT ESCROW INSTRUCTIONS


Assistant Secretary
MP3.com, Inc.
P.O. Box 910091
San Diego, CA  92191-0091

Dear Sir:

        As Escrow Agent for both MP3.com, Inc., a Delaware corporation (the "Company"), and the undersigned holder of stock of the Company ("Stockholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement ("Agreement"), dated January 21, 1999, to which a copy of these Joint Escrow Instructions is attached as Exhibit D, in accordance with the following instructions:

        1. In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Stockholder and you a written notice specifying the number of shares of stock to be repurchased, the Repurchase Price, and the time for a closing hereunder at the principal office of the Company. Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing of the exercise of the Repurchase Option you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the Repurchase Price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

        3. Stockholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Stockholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

        4. This escrow shall terminate upon expiration or exercise in full of the Repurchase Option, whichever occurs first.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Stockholder, you shall deliver all of same to

Stockholder and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

        6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stockholder while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel (including without limitation the firm of Cooley Godward LLP) and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Assistant Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Stockholder hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

COMPANY:                                    MP3.COM, INC.
                                            P.O. Box 910091
                                            San Diego, CA  92191-0091

STOCKHOLDER:                                MICHAEL ROBERTSON
                                            5437 Panoramic Lane
                                            San Diego, CA  92121

ASSISTANT SECRETARY:                        Assistant Secretary
                                            MP3.COM, INC.
                                            P.O. Box 910091
                                            San Diego, CA  92191-0091

        16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.


                                            Very truly yours,

                                            MP3.COM, INC.


                                            By
                                               ---------------------------------
                                               Robin Richards

                                            STOCKHOLDER:



                                            ------------------------------------
                                               Michael Robertson

ESCROW AGENT:



---------------------------------
Assistant Secretary,
MP3.COM, INC.